EXECUTION COPY













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                           PURCHASE AND SALE AGREEMENT



                                  BY AND AMONG



       FINOVA CAPITAL CORPORATION AND AIRCRAFT 48008/48009 L.L.C., SELLER



                                       AND



                               FAP, LLC, PURCHASER




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                                January 17, 2007


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
Section 1. Certain Definitions; Construction......................................................................1

   1.1 Definitions................................................................................................1

   1.2 Construction...............................................................................................7

Section 2. Representations and Warranties.........................................................................7

   2.1 General Representations and Warranties of Seller...........................................................7

   2.2 Transaction Asset Representations and Warranties of Seller.................................................8

   2.3 Closing Date Transaction Asset Representations and Warranties of Seller...................................11

   2.4 Disclaimer................................................................................................12

   2.5 Representations and Warranties of Purchaser...............................................................12

Section 3. Certain Agreements of the Parties.....................................................................13

   3.1 Agreement to Purchase and Sell............................................................................13

   3.2 Multiple Closings.........................................................................................14

   3.3 Total Purchase Price......................................................................................14

   3.4 Deposit...................................................................................................14

   3.5 Certain Adjustments to Transaction Purchase Price; Closing Certificate; Closing Statement.................14

   3.6 Payment of Balance of Transaction Purchase Price..........................................................15

   3.7 Limited Rights to Terminate...............................................................................15

   3.8 Obligations Assumed and Retained..........................................................................17

   3.9 Diligence Regarding Conditions............................................................................17

Section 4. Conditions to Purchase and Sale of a Transaction......................................................17

   4.1 Conditions Precedent......................................................................................17

Section 5. Certain Additional Agreements.........................................................................22

   5.1 No Further Actions by Seller..............................................................................22

   5.2 Compliance with Transaction Document Obligations..........................................................23

   5.3 Further Assurances to Purchaser...........................................................................23

   5.4 Administration and Collections............................................................................23

   5.5 Turnover of Instruments...................................................................................23

   5.6 Limited Power of Attorney.................................................................................24



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   5.7 Notices From Seller.......................................................................................24

Section 6. Indemnifications......................................................................................24

   6.1 General Indemnification...................................................................................24

   6.2 Survival..................................................................................................25

Section 7. Miscellaneous.........................................................................................25

   7.1 Fees and Expenses.........................................................................................25

   7.2 Taxes.....................................................................................................25

   7.3 Further Assurances........................................................................................25

   7.4 Successors and Assigns....................................................................................25

   7.5 Payments In Immediately Available Funds...................................................................26

   7.6 Waivers...................................................................................................26

   7.7 Notices...................................................................................................26

   7.8 Merger and Integration; Amendments, Etc...................................................................27

   7.9 Headings and Cross-References.............................................................................27

   7.10 Governing Law; Venue.....................................................................................27

   7.11 Counterparts.............................................................................................28

   7.12 Severability.............................................................................................28

   7.13 Survival of Obligations, Warranties and Representations..................................................28

   7.14 Jury Trial Waivers.......................................................................................28

   7.15 Assignment to Owner Trustee..............................................................................28
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                                      -ii-

                           PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT (together with all schedules, exhibits and addenda hereto, this "Agreement"), dated as of January 17, 2007 is entered into by and among FAP, LLC, a Delaware limited liability company, having an office located at 461 Fifth Avenue, 10th Floor, New York, New York 10017 ("Purchaser"); FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA") and AIRCRAFT 48008/48009 L.L.C., a Delaware limited liability company ("Aircraft 48008/48009"), each having its principal place of business located at 4800 N. Scottsdale Road, Scottsdale, Arizona 85251 (FINOVA and Aircraft 48008/48009 are hereinafter referred to individually and collectively as "Seller").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller is, among other things, in the business of leasing and financing the acquisition of various types of aircraft and aircraft related equipment, and in connection therewith, has originated certain equipment leasing and financing transactions; and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interest in and to: (a) such financing transactions and the equipment financed thereunder, and (b) certain other equipment; and

         WHEREAS, this Agreement is intended to state each party's agreements with respect to such sale and purchase.

         NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:


Section 1.          Certain Definitions; Construction.

         1.1      Definitions.

         "Acknowledgment" shall mean the Acknowledgment of Assignment substantially in the form of Exhibit C annexed to this Agreement, to be executed and delivered by the applicable Transaction Party in connection with the Closing of the purchase and sale of Transaction Documents in connection with each such Transaction.

         "Aerorepublica Transaction Assets" shall mean the Transaction Assets under which Aerorepublica, S.A. is the Transaction Party.

         "Aircraft" shall mean, when used in the singular, any of the aircraft described on Schedule A and Schedules B-1 through B-17 annexed hereto, and in the plural, all of the aircraft described on Schedule A and Schedules B-1 through B-17.

         "Applicable Law" shall mean any applicable law, rule, statute, regulation, ordinance, order, treaty or similar item, including, without limitation, any applicable: (a) federal, state, territorial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, rule, regulation, requirement or treaty, in any case of any Government Authority; (b) judicial, administrative or other governmental or quasi-governmental orders, injunctions, writs, judgments, decrees, rulings, interpretations, findings or other directives; (c) common law or other legal or quasi-legal precedent; (d) arbitrator's, mediator's or referee's decisions, findings, awards or recommendations; or (e) charter, rule, regulation or other organizational or governance document of any national securities exchange or market or other self-regulatory or governing body or organization; in each case (i) whether domestic, foreign or international, (ii) whether at law, in equity, in rem or otherwise, and (iii) as the same may be adopted, supplemented, modified, amended, restated or replaced from time to time or any corresponding or succeeding provisions thereof.

         "Asset Payments" shall have the meaning given to such term in Section
3.5 hereof.

         "Assignment Agreement" shall mean an Agreement of Assignment and Assumption substantially in the forms of Exhibits A-1 (for a lease transaction) and A-2 (for a loan transaction) annexed to this Agreement, to be executed and delivered by Seller and Purchaser in connection with the Closing of the purchase and sale of Transaction Documents in connection with each such Transaction.

         "Aviation Bill of Sale" shall mean a Bill of Sale in the form required to evidence the purchase and sale of a Transaction Asset on and to be recorded in the records of the Governmental Authority having jurisdiction over such Transaction Asset (to the extent that such Governmental Authority permits the recording of such an instrument).

         "Bill of Sale" shall mean a Bill of Sale substantially in the form of Exhibit B annexed to this Agreement, to be executed and delivered by Seller in connection with each Closing of the purchase and sale of Equipment.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions located in New York City, New York, Scottsdale, Arizona or Oklahoma City, Oklahoma are authorized or required by law to close.

         "Closing" shall mean the closing of the purchase and sale of Transaction Assets relating to a Transaction, which shall occur on a Closing Date.

         "Closing Certificate" shall mean a Closing Certificate for each Transaction Asset substantially in the form of Exhibit D annexed to this Agreement to be prepared, executed and delivered by Seller on each Closing Date.

         "Closing Date" shall mean the date upon which all of the conditions to the purchase and sale of Transaction Assets relating to a Transaction have been fully satisfied by Seller and Purchaser (or waived by the applicable party as hereinafter provided) and a Closing occurs. No Closing Date shall occur after the Closing Deadline.

         "Closing Deadline" shall mean: (a) with respect to all Transaction Assets other than the Aerorepublica Transaction Assets, January 31, 2007, and
(b) with respect to the Aerorepublica Transaction Assets, February 28, 2007 unless on such date all of the conditions to Closing thereof have been satisfied other than the satisfaction of both parties with the Delivery Location thereof, then the Closing Deadline with respect to the Aerorepublica Transaction Assets shall be April 30, 2007; unless in either case, extended with the written agreement of Purchaser and Seller.


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         "Closing Statement" shall mean a Closing Statement in form and substance satisfactory to Purchaser and Seller setting forth certain information regarding the related Closing, including the time and date of Closing, the Delivery Location (for the purchase and sale of Equipment), the calculation of the Transaction Purchase Price (including adjustments thereto), and present amounts of maintenance reserves and security deposits.

         "Cut-Off Date" shall mean September 30, 2006.

         "Defaulted Transaction" shall mean a Transaction with respect to which an event of default thereunder or an event which, with notice or lapse of time, or both, would become an event of default thereunder, has occurred and is continuing.

         "Delivery Location" shall mean a location approved by both Purchaser and Seller prior to the Closing of the purchase and sale of a Transaction Asset.

         "Equipment" shall mean: (a) with respect to each Transaction and the related Transaction Documents, the Aircraft, airframe, engines and other equipment, personal property and assets subject to or otherwise financed under such Transaction and the related Transaction Documents and listed on the applicable pages of Schedules B-1 through B-17 annexed hereto, and related Equipment shall mean, when used in reference to any Transaction and the related Transaction Documents, the Equipment financed thereunder or thereby, and (b) all other engines and other equipment, personal property and assets listed on the applicable pages of Schedules B-1 through B-17 annexed hereto, which engines, equipment, personal property and assets are not subject to a Transaction Document.

         "Equipment Documents" shall mean, with respect to any item of Equipment which is an Aircraft, airframe or an engine, all flight, engineering and maintenance manuals, logbooks, maintenance and operational records, reports and data relating to such Equipment, which manuals, logbooks, maintenance and operational records, reports and data is in the possession or control of either Seller or a Transaction Party.

         "Escrow Agent" shall mean McAfee & Taft, P.C., in its capacity as Escrow Agent under the Escrow Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement dated the date hereof among Purchaser, Seller and Escrow Agent.

         An "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

         (a) a court of competent jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs; or

         (b) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or


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shall fail generally to, or admit in writing its inability to, pay its debts as they become due or if a corporation or similar entity shall take any corporate action in furtherance of any of the foregoing.

         "Event of Loss" shall mean, with respect to an item of Equipment: (a) the actual, constructive, compromised, arranged or agreed total loss of that item of Equipment; or (b) such item of Equipment being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever; or (c) the requisition of title, confiscation, restraint, detention, forfeiture or any compulsory acquisition of title for any reason of such item of Equipment by or under the order of any Governmental Authority (whether civil, military or de facto); or (d) the Equipment or material portion thereof becomes subject to a requisition or mandatory grounding order or other material limitation on its use or operation; or (e) the hijacking, theft or disappearance of such item of Equipment resulting in loss of possession by Seller or any Person permitted by Seller to have possession and/or operation or use thereof for a period of fifteen (15) consecutive days or longer; or (f) the occurrence of any "event of loss" or similar term as used or otherwise defined in a Transaction Document.

         "Governmental Authority" shall mean any governmental or quasi-governmental authority, including, without limitation, any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic, foreign, or international or any national securities exchange or market or other self-regulatory or governing body or organization, including, without limitation, the United States Federal Aviation Administration, the Unidad Administrativa Especial de Aeronautica Civil de Colombia, and the Civil Aviation Authority of the Cayman Islands.

         "International Registry" shall mean the central international registry for perfecting encumbrances and other property interests in aircraft and aircraft engines as established by the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (commonly referred to as the Cape Town Convention).

         "International Registry Counsel" shall mean McAfee & Taft, P.C.

         "Lien" and "Liens" shall respectively mean any one or more of the following to which the referenced or relevant Person is a party or by which the referenced or relevant Person, any of its referenced assets or properties may be bound or subject: (a) any assignment, pledge, mortgage, deed of trust, hypothecation or other security interest (irrespective of whether the referenced or relevant Person is personally obligated with respect to any obligation thereby secured); (b) any filed financing statement, mortgage, security agreement or similar filing naming the referenced or relevant Person as a debtor or otherwise covering the referenced assets or properties; (c) any consignment, finance lease, conditional sale contract or other title retention agreement; (d) any assignment, pledge or other transfer, restriction or encumbrance of any right to receive any income, rent, distribution or other proceeds; (e) any sale/leaseback transaction in which the referenced or relevant Person is the seller/lessee; (f) any lien, charge, claim or other encumbrance arising under any Applicable Law, whether in favor of a Governmental Authority or otherwise, including, without limitation, liens for taxes, assessments and other governmental charges and liens of mechanics, carriers, warehouses, suppliers and laborers; (g) any lease, license, right of use, possession or first refusal, community property or other joint ownership right or interest, infringement, restrictive covenant, limitation or restriction on use or transfer, exception to title, or other limitation or restriction on the exercise, enforcement or extent of any right or interest respecting any asset or property; (h) any counterclaim,


                                      -4-
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setoff, right of recoupment, abatement, reduction, or other claim or determination, including, without limitation, any right of set off or other claim against assets in the possession of the claimant (whether or not intended as collateral); (i) any other lien, encumbrance or adverse right or claim of any nature in, to or against any asset or property, (j) any covenant or agreement with any other Person to a "negative pledge" (i.e., that the referenced or relevant Person will not do or permit any one or more of the things specified in the preceding clauses of this definition), or (k) any Tax which has not been paid when due.

         "Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of use of or decrease in value.

         "Lost Item of Equipment" shall have the meaning given to such term in
Section 3.7(c) hereof.

         "Owner Trustee" shall mean Wells Fargo Bank Northwest, National Association, not in it individual capacity, but solely as Owner Trustee under the Trust Agreement between Purchaser and Owner Trustee.

         "Payments" shall mean all amounts due or to become due on under or with respect to the Transaction Documents relating to the applicable Transaction, and shall include, without limitation, rent, principal, interest, stipulated loss payments, casualty related payments, advance payments, security deposits, maintenance reserves, late charges and all amounts due for taxes for which an Transaction Party is responsible.

         "Permitted Interests" shall mean: (a) Liens permitted to exist pursuant to the express written terms of the Transaction Documents, (b) Liens created or existing by or through Purchaser; and (c) the Liens set forth on Schedule E annexed to this Agreement; provided, however, that the term "Permitted Interests" shall not include any Lien or other claim or encumbrance created or existing by or through Seller.

         "Person" shall mean any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

         "Portfolio Expenses" shall have the meaning given to such term in
Section 3.5 hereof.

         "Purchase and Sale Documents" shall mean, collectively, this Agreement, the Assignment Agreements, the Acknowledgments, the Bills of Sale, the Aviation Bills of Sale, the Escrow Agreement and all other agreements, instruments and documents required to be executed and/or delivered in connection herewith or therewith.

         "Restricted Country" shall mean any of: (a) Angola, Burma, Cuba, Iran, Libya, North Korea, Sudan, the former Yugoslavia, Liberia, Syria and Sierra Leone, (b) any country or nation which engages in armed conflict, declared or otherwise, with the armed forces of the United States of America, and (c) any other country or nation with which nationals (either individual or corporate) of the United States of America are prohibited from doing business by law, regulation, order, resolution or stated policy, including without limitation, Persons designated as terrorists, thereunder.



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



         "Restricted Person" shall mean: (a) any Person residing in a Restricted Country, (b) any company incorporated or organized in and/or which has its principal place of business in a Restricted Country, or (c) any Person or company which is otherwise under the control of a Restricted Country.

         "Taxes" shall mean any and all federal, state and local taxes, fees, charges or assessments of any nature upon or in regard to the Transactions, the Transaction Documents, the Transaction Assets, the Payments or the related Equipment, levied or assessed at any time by any Governmental Authority (domestic, foreign or international), including, without limitation, sales, use, transfer, VAT, stamp, use, registration, withholding, franchise and similar taxes, and all assessments, penalties, fines, additions to tax and interest related thereto.

         "Technical Acceptance Certificate" shall mean a Technical Acceptance Certificate in substantially in the form of Exhibit E annexed to this Agreement, to be executed by Purchaser and delivered to Seller as a condition to the Closing of the purchase and sale of a Transaction Asset.

         "Third Party Approvals" shall have the meaning given to such term in
Section 2.1(a)(iv) hereof.

         "Title Transfer Documents" shall have the meaning given to such term in
Section 4(a)(iii) hereof.

         "Total Deposit" shall have the meaning given to such term in Section
3.4 hereof.

         "Total Purchase Price" shall have the meaning given to such term in
Section 3.3 hereof.

         "Transaction" shall mean each of the lease and loan transactions listed on Schedules A and B-1 through B-17 annexed hereto and, if applicable, consummated pursuant to the related Transaction Documents, including, without limitation, the Transaction Documents and the transactions contemplated thereby and the financing of the Equipment thereunder.

         "Transaction Adjustment" shall have the meaning given to such term in
Section 3.5 hereof.

         "Transaction Assets" shall mean: (a) with respect to each Transaction which is subject to a Transaction Document: (i) the Transaction Documents; (ii) the items of Equipment financed thereunder or otherwise covered thereby; (iii) all other agreements, guarantees, security documents, instruments, certificates and other documents executed in connection with the Transaction Documents; (iv) all Payments (rental, principal, interest or otherwise), sums and other amounts payable by a Transaction Party under the Transaction Documents, whether due or to become due, including, without limitation, all rental, payments, late charges, interest, stipulated loss value, insurance proceeds and all other sums payable on account of any loss or damage to the Equipment; (v) all security deposits, maintenance reserves and advance rentals and other payments made in advance and all collateral securing obligations related to the Transaction documents; (vi) all purchase orders, purchase agreements, invoices and other purchase documents with the vendor of the Equipment; (vii) all Equipment Documents, and (viii) all other rights, powers and remedies of Seller under or in connection with the Transaction Documents or related to the Equipment, including, without limitation, all rights against all manufacturers, distributors and vendors, including, without limitation, under all warranties, and (b) with respect to each Transaction which is not subject to a Transaction
Document: (i) the items of Equipment related thereto; (ii) all purchase orders, purchase agreements, invoices and other purchase documents with the vendor of the Equipment; (iii) all Equipment Documents, and (iv) all other rights, powers and remedies of Seller under or in connection with the or related to the Equipment, including, without limitation, all rights against all manufacturers, distributors and vendors, including, without limitation, under all warranties.

         "Transaction Deposit" shall have the meaning given to such term in
Section 3.4 hereof.

         "Transaction Documents" shall mean, with reference to each individual Transaction, the lease or loan agreements (whichever is applicable), any schedules, security agreements and mortgages, letters of credit agreements, letters of credit, collateral documents, certificates of deposit, guaranties, bills of sale, assignments, cross-default and/or cross collateral agreements, or any other agreements, documents, promissory notes or other instruments evidencing a payment obligation under, providing security for, or otherwise relating to or affecting any Transaction, including, without limitation, the agreements, instruments and documents listed on Schedules B-1 through B-17 annexed hereto, as all of the forgoing shall have been amended, modified or supplemented.

         "Transaction Party" shall mean any lessee, borrower, guarantor, buyer or other party named in any Transaction Document (but not including Seller) or otherwise obligated to make payments under or in connection with any Transaction, including, without limitation, the Persons listed on Schedules B-1 through B-17.

         "Transaction Purchase Price" shall have the meaning given to such term in Section 3.3 hereof.

         1.2 Construction. References in this Agreement to "Articles", "Sections", "Annexes", "Exhibits" or "Schedules" shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural and shall be deemed to include both the singular and plural of such word. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References to the masculine, feminine or neuter gender include each other gender. References "from" or "through" any date or number or letter mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto.

Section 2.  Representations and Warranties.

         2.1 General Representations and Warranties of Seller. Seller, on behalf of itself, as of the date hereof and as of each such Closing Date (on which date each such representation and warranty is deemed to be remade), hereby makes the following representations and warranties to Purchaser:

         (a)      Organization, Power and Qualification.

                  (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing to do business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualifications;


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



                  (ii) Seller has full corporate power and authority to enter into this Agreement and the other Purchase and Sale Documents to which it is a party and to take any action and execute any documents required by the terms hereof or thereof;

                  (iii) Each of this Agreement and the other Purchase and Sale Documents to which Seller is a party have been duly authorized by all necessary corporate proceedings, has been duly and validly executed and delivered by Seller, and, assuming due authorization, execution and delivery by Purchaser, is a legal, valid and binding obligation of Seller, enforceable in accordance with the terms hereof and thereof;

                  (iv) No consent, approval, authorization, order, or qualification of, or with, any court or regulatory authority or other Governmental Authority having jurisdiction over Seller or its assets or any of the Transactions or Transaction Assets, is required in connection with the execution, delivery or performance of this Agreement or the other Purchase and Sale Documents to which Seller is a party or the transactions contemplated hereby or thereby, including, without limitation, the sale of the Transaction Assets, and without limiting the foregoing, the same does not require an order from or the approval of any bankruptcy or other state or federal court (all such consents, approvals, orders, registrations or qualifications are collectively referred to as the "Third Party Approvals");

                  (v) Neither the execution and delivery of this Agreement or any of the other Purchase and Sale Documents to which Seller is a party, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Purchase and Sale Documents to which Seller is a party, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or Governmental Authority, or any federal, state, local or other law, statute, rule or regulation) or any covenant or agreement or instrument to which Seller is now a party, or by which Seller or any of Seller's property is bound, nor does such execution, delivery, consummation or compliance violate or result in the violation of the Certificate of Incorporation or By-Laws of Seller or any agreement to which any of Seller's shareholders is a party; and

                  (vi) The chief executive office of Seller is the address first above set forth.

         (b) Accuracy of Information. All financial and factual information furnished by Seller to Purchaser in writing at any time pursuant to any requirement of, or furnished by Seller in writing in response to any request of Purchaser under, this Agreement or any transaction contemplated hereby is, and all such factual information hereafter furnished by Seller in writing to Purchaser will be true and accurate in every respect material to the transactions contemplated hereby on the date as of which such information was or will be stated or certified.

         (c) Brokers. No Person acting on behalf of Seller or under the authority of Seller, is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated hereby.

         2.2 Transaction Asset Representations and Warranties of Seller. As of September 30, 2006, Seller, on behalf of itself, hereby makes the following representations and warranties to Purchaser (Purchaser hereby acknowledges that such representations and warranties are not being remade herein):

         (a) Each Transaction and Transaction Document is genuine and, to the best of Seller's knowledge, represents the legal, valid and binding obligation of such related Transaction Party;

         (b) To the best of Seller's knowledge, all costs, fees and expenses due in connection with the recording (if any) of each Transaction and any Transaction Document with the applicable Governmental Authority have been paid;

         (c) Seller became a party to each Transaction in the ordinary course of its business;

         (d) Schedules B-1 through B-17 list all of the material Transaction Documents for each of the Transactions (such materiality to be determined on a Transaction by Transaction basis), and Seller has delivered to Purchaser all originals of the Transaction Documents (to the extent that originals exist and, to the extent originals do not exist, true and correct copies thereof), except for those properly in the possession or control of a Transaction Party;

         (e) The terms and conditions contained in the Transaction Documents correctly reflect the entire agreement between the parties thereto and there are no other oral or written agreements or representations in connection therewith; except for the Transaction Documents there are no agreements or understandings between Seller and the Transaction Party or between Seller and any other third party relating to the Transaction Assets; and no other Person has any interest in or rights with respect to the Transaction Documents or the Equipment, other than Seller and the holder of any Permitted Interest;

         (f) Seller has not directly or indirectly, in any way, extended or otherwise restructured, modified or altered the payment terms or any other term or condition of any Transaction Document, or made any extension, waiver, release or other accommodation to any Transaction Party for purposes of changing or affecting the delinquency status or other term or provision of any Transaction or Transaction Document, which was not set forth in the Transaction Documents delivered to Purchaser;

         (g) To the best of Seller's knowledge, all names, addresses, amounts, dates, signatures and other statements and facts contained in the Transaction Documents are genuine, true and correct;

         (h) Schedules C-1 through C-17 correctly reflect the total amount of periodic base rentals or periodic promissory note installments remaining to be paid on each Transaction under the Transaction Documents together with any purchase agreement amounts (including, without limitation, any guaranteed purchase options) that will be payable to Purchaser upon consummation of the transactions contemplated hereby (net of any sales, use or similar taxes thereon);

         (i) No rental, installment or other amount due under a Transaction Document that has a due date after the Closing Date has been prepaid;

         (j) To the best of Seller's knowledge, the terms of each Transaction Document comply with all material Applicable Laws;

         (k) No Transaction is a Defaulted Transaction, except as set forth in Schedule D annexed hereto;

         (l) To the best of Seller's knowledge, no Event of Bankruptcy has occurred with respect to any Transaction Party, each Transaction Document is in full force and effect, and no Transaction or Transaction Document is or will be subject to any abatement, defense, setoff, claim, recoupment, deduction, right of recission or counterclaim. Neither Seller nor any of its agents have participated in, or have knowledge of, any fraudulent act committed in connection with any Transaction Document or any Transaction Party or with respect to any Transaction;

         (m) Seller has received no written notice of and, to the best of Seller's knowledge, there are no claims, suits, actions, administrative, arbitration or other proceedings or governmental investigations, including, without limitation, any counterclaims or claims by any Transaction Party, pending or threatened against Seller relating to the Transactions or the acquisition, collection or administration of the Transaction. Seller has not received any notice of, nor to the knowledge of Seller, is there any valid basis for any claim against or assertion of liability against Seller relating to the Transactions, or the acquisition, collection or administration thereof. Seller has not been the subject of any proceeding, nor to the knowledge of the Seller, has there been any investigation by or before any Governmental Authority in connection with Seller's business practices with respect to the Transactions, or the acquisition, collection or administration thereof;

         (n) Any down payment or advance rental or other payment that may be required on the Equipment related to such Transaction and Transaction Document has been fully paid by the applicable Transaction Party in cash (or, as allowed by the applicable Transaction Documents, through the delivery of a letter of credit or certificate of deposit) and no part thereof has been loaned, advanced or credited, directly or indirectly, by Seller (or by any predecessor-in-interest to Seller);

         (o) All Equipment has been delivered to, and unconditionally and irrevocably accepted by, the Transaction Party in accordance with the applicable Transaction Documents;

         (p) Schedules B-1 through B-17 annexed hereto lists all letters of credit and certificates of deposit which have been issued for the benefit of Seller to secure the payment or repayment of any amount under or in connection with any Transaction or Transaction Document (or other obligation thereunder) (including, without limitation, to secure maintenance reserves), listing the issuer thereof, the maximum amount drawable thereunder or principal balance thereunder, and the expiration or maturity date thereof and upon consummation of the transactions contemplated hereby, Purchaser will be entitled to all of the rights and benefits of Seller thereunder (subject to Purchaser obtaining any new or amended letters of credit and certificates of deposit naming Purchaser as the beneficiary thereunder as provided herein);

         (q) No part of any Equipment or other property in which a Lien or security interest has been granted to Seller to secure any indebtedness, liabilities or obligations of a Transaction Party to Seller under or with respect to a Transaction or Transaction Document has been released from such Lien or security interest, except for temporary releases in cases of repairs and replacements in accordance with the terms of the applicable Transaction Document;

         (r) Seller has not collected and is not holding any security deposit, prepaid payments or maintenance reserves or drawn under any letter of credit securing the same with respect to the Transaction or under the Transaction Documents, except as specified on Schedules A and C-1 through C-17 annexed hereto, which information was calculated as of September 30, 2006, and which information will be updated and true, correct and complete as of the Closing of the sale and purchase of such Transaction Asset as set forth in the Closing Certificate executed and delivered by Seller on such Closing Date;

         (s) Except as provided in any Schedule annexed hereto, each Transaction Party is in full compliance with all material provisions contained in its Transaction Documents;

         (t) All outstanding Taxes levied or assessed against each respective Transaction, Transaction Document, the Payments due thereunder or the related Equipment at any time prior to the Closing Date have been fully paid by Seller or, to the best of Seller's knowledge, by the applicable Transaction Party;

         (u) To the extent required under Applicable Law, Seller has properly and timely filed or recorded (or has caused the filing or recording of) all applicable Transaction Documents or related collateral instruments or documents and has obtained all necessary subordinations, releases and/or waivers in order to: (A) allow Seller to enforce its rights and remedies under such Transaction Documents in accordance with the terms thereof, and (B) ensure that Seller's Lien, security interest or ownership interest (as the case may be) in the Transaction and the related Equipment is and will be superior to that of all other Persons (except for holders of Permitted Interests) and to the extent Seller's interest constitutes a security interest, such security interest constitutes a first priority Lien on and perfected security interest in the Equipment superior to any and all other interests therein (except for Permitted Interests);

         (v) The classification of each Transaction reflected on the books and records of Seller is consistent with the manner in which such Transaction has been classified on Seller's tax returns (as a loan or as a lease for Tax purposes), and such classification (as a loan or as a lease for Tax purposes) has not been challenged by the Internal Revenue Service or any other taxing authority in a notice of proposed adjustments or notice of deficiency;

         (w) There are no Liens for Taxes against Seller and, to the best of Seller's knowledge, there are no Liens for Taxes upon the Transaction or with respect to the Equipment and no deficiencies are being asserted against or assessments have been made against any Transactions or Equipment or Seller with respect to any Taxes, fees or other charges in regard of or against any Transactions or Equipment, and there are no claims, investigations or similar matters by any taxing authority in progress;

         (x) Except as set forth in the listed Transaction Documents, Seller, since the Cut-Off Date, has not: (a) amended, modified or supplemented any Transaction Document, (b) waived any term or provision contained in any Transaction Document, (c) compromised, extended or otherwise changed or altered any payment terms under any Transaction Document, (d) accepted any Payment prior to its scheduled due date, (e) released any Equipment or collateral from the coverage of a Transaction Document, or (f) taken any action to enforce any remedy under a Transaction Document, thereunder;

         (y) Seller has received no written notice of and, to the best of Seller's knowledge, no item of Equipment has suffered an Event of Loss; and

         (z) All information regarding the Transactions set forth on Schedules C-1 through C-17 is correct, accurate and complete in all respects.

         2.3 Closing Date Transaction Asset Representations and Warranties of Seller. Seller, on behalf of itself, as of each such Closing Date relating to the purchase and sale of a Transaction Asset, hereby makes the following representations and warranties to Purchaser: Seller has valid title and/or a first priority perfected security interest and Lien on the Equipment (as the case may be), free and clear of any Liens (except Permitted Interests). Seller has not previously assigned, sold or hypothecated any interest that it may have in any Transaction or Transaction Document (which are not being released prior to Closing), and upon consummation of the transactions contemplated hereby, Purchaser will be vested with valid title and/or first priority perfected Lien and security interests and all right, title and interest of Seller in and under the Transactions and Transaction Documents and will be entitled to all of the benefits due and owing to Seller under the Transaction Documents. Seller has not taken any action or failed to take any action (including taking or failing to take any position on its tax return) and is not aware of any prior or existing fact that would prohibit or prevent Purchaser from holding a first priority perfected security interest in the Equipment or, if applicable, being deemed the owner or lessor of the Equipment (subject to Purchaser satisfying any filing or recording requirements as a result of the transactions contemplated by this Agreement and the other Purchase and Sale Documents).

         2.4 Disclaimer. Other than the representations and warranties of Seller set forth in this Agreement and the other Purchase and Sale Documents, and except as otherwise provided in this Agreement and the other Purchase and Sale Documents, the Transaction Assets are being sold and assigned hereunder "AS IS, WHERE IS" AND WITHOUT ANY RECOURSE OR WARRANTY. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE AND WILL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO: (A) THE CAPACITY, AGE, VALUE, QUALITY, DURABILITY, CONDITION (WHETHER OF THE EQUIPMENT, ANY PART THEREOF OR ITS RECORDS), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE OR SUITABILITY OF THE EQUIPMENT OR ANY PART THEREOF, (B) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (C) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (D) ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (E) ANY OTHER REPRESENTATIONS OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSACTION ASSETS, INCLUDING THE EQUIPMENT, ANY PART THEREOF OR ITS RECORDS, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED, IT BEING UNDERSTOOD THAT NOTHING HEREIN WILL BE DEEMED TO LIMIT THE PURCHASER FROM AVAILING ITSELF OF ANY WARRANTIES, COVENANTS, AND REPRESENTATIONS OF ANY MANUFACTURER. SELLER WILL IN NO EVENT BE LIABLE TO THE PURCHASER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES CAUSED, DIRECTLY OR INDIRECTLY, BY THE EQUIPMENT OR ANY INADEQUACY THEREOF FOR ANY PURPOSE, OR ANY DEFICIENCY OR DEFECT THEREIN.

         2.5 Representations and Warranties of Purchaser. Purchaser, as of the date hereof and as of each such Closing Date (on which date each such representation and warranty is deemed to be remade), hereby makes the following representations and warranties to Seller:

         (a)      Organization, Power and Qualification.

                  (i) Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its formation and is duly qualified and in good standing to do business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualification;

                  (ii) Purchaser has full corporate or other power and authority to enter into this Agreement and the other Purchase and Sale Documents to which it is a party, and to take any action and execute any documents required by the terms hereof and thereof;

                  (iii) Each of this Agreement and the other Purchase and Sale Documents to which Purchaser is a party have been duly authorized by all necessary limited liability company proceedings by Purchaser, have been duly and validly executed and delivered by Purchaser, and, assuming due authorization, execution and delivery by Seller, is a legal, valid and binding obligation of Purchaser, enforceable in accordance with the terms hereof;

                  (iv) No consent, approval, authorization, order, or qualification of, or with, any court of law or regulatory authority or other Governmental Authority having jurisdiction over Purchaser, the absence of which would adversely affect the legal and valid execution, delivery and performance by Purchaser of this Agreement, the other Purchase and Sale Documents to which Purchaser is a party or the purchase contemplated hereunder, is required; and

                  (v) Neither the execution and delivery of this Agreement or any of the other Purchase and Sale Documents to which Purchaser is a party, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the other Purchase and Sale Documents to which Purchaser is a party, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or Governmental Authority, or any federal, state, local or other law, statute, rule or regulation) or any covenant or agreement or instrument to which Purchaser is now a party, or by which Purchaser or any of Purchaser's property is bound, nor does such execution, delivery, consummation or compliance violate or result in the violation of the Articles of Organization or Limited Liability Company Agreement of Purchaser.

         (b) Brokers. No Person acting on behalf of Purchaser or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated hereby.

         (c)      Restricted Use.

                  (i) Purchaser intends to allow the use of the Aircraft only for civil commercial uses and not for operations permitting the Aircraft to be used in any Restricted Country or for transfer of operational control to any Restricted Country or to any Restricted Person;

                  (ii) Purchaser has no intention to sell the Aircraft to a Restricted Person; and

                  (iii) Purchaser recognizes Seller's status as an entity under the jurisdiction of the United States, including United States export laws, and Purchaser agrees that it will not intentionally act in this transaction in any manner that would place Seller in violation of United States export laws, including, but not limited to, the laws, regulations and executive orders relating to embargoes of countries, entities and individuals.

Section 3.    Certain Agreements of the Parties.

         3.1 Agreement to Purchase and Sell. In reliance upon the representations and warranties set forth in this Agreement and in the other Purchase and Sale Documents and subject to the satisfaction of all of the conditions contained in this Agreement, on the applicable Closing Date and at the applicable Delivery Location, Seller shall sell, assign, transfer, convey and set over to Purchaser and Purchaser shall purchase, accept and, as applicable, assume, from Seller, all of Seller's right, title, interest and obligations in, to and under the applicable Transaction Assets, which shall be conveyed free and clear of any and all Liens except Permitted Interests. Said sale, assignment, transfer and conveyance shall be effective as of the applicable Closing Date and at the Delivery Location applicable thereto (with the understanding, however, that the applicable Transaction Party has and shall retain through Closing, actual possession of the subject Equipment and Equipment Documents). Contemporaneously therewith, Seller shall execute and deliver the Assignment Agreement, Bill of Sale, Aviation Bill of Sale and all other documents of title and transfer hereinafter referred to with respect to such Transaction Assets. The sale, assignment, transfer and conveyance made hereunder shall not diminish, alter or affect in any way any Transaction Party's rights or obligations under the Transaction Documents to which it is a party, which are and shall be in full force and effect.

         3.2 Multiple Closings. Closing on the sale and purchase of the Transaction Assets may take place in multiple Closings, as and when all of the conditions to the purchase and all of the conditions to the sale set forth in
Section 4 below with respect to a Transaction Asset have been satisfied in full or waived by the appropriate party; provided, however, that no Closing shall take place after the Closing Deadline.

         3.3 Total Purchase Price. The total purchase price for all of the Transaction Assets under and with respect to all of the Transactions and the Transaction Assets to be sold and conveyed hereunder shall be Forty-Five Million Four Thousand Eight Hundred Thirty Seven Dollars ($45,004,837.00)(the "Total Purchase Price"), subject to adjustment pursuant to Section 3.5(a) hereof. The respective purchase price for the Transaction Assets to be so sold and purchased on the Closing Date with respect to such Transaction Assets shall be the respective purchase price set forth on Schedule A annexed hereto, subject to adjustment pursuant to Section 3.5(a) hereof (each, its "Transaction Purchase Price").

         3.4 Deposit. Seller acknowledges receipt in escrow from Purchaser of the sum of One Million Dollars ($1,000,000) (the "Total Deposit"). The Total Deposit shall be held in escrow by Escrow Agent pursuant to the Escrow Agreement and released to Seller or Purchaser (as the case may be) as provided in this Agreement and the Escrow Agreement. On the Closing Date for each respective Transaction Asset, the portion of the Total Deposit specified on Schedule A annexed hereto with respect to such Transaction Asset (each, a "Transaction Deposit") shall be applied against the Transaction Purchase Price therefor.

         3.5 Certain Adjustments to Transaction Purchase Price; Closing Certificate; Closing Statement.

         (a) Effective as of the Closing Date of a Transaction, the amount of the Transaction Purchase Price of a Transaction shall be adjusted as follows:
(i) it shall be decreased by an amount equal to all Payments received by Seller under the applicable Transaction Documents during the period commencing on the Cut-Off Date through such Closing Date ("Asset Payments"); (ii) it shall be increased by an amount equal to the amount of interest which shall be deemed to have accrued on the Transaction Purchase Price (as adjusted from time pursuant to this Section 3.6(a)) calculated at the rate of 8% per annum during the period commencing on the Cut-Off Date through the day immediately preceding such Closing Date based on a per day basis of a 365-day year; (iii) it shall be decreased by the amount of any cash held by Seller (which amount Seller shall retain after Closing) in the form of security deposits and maintenance reserves being held by Seller pursuant to the applicable Transaction Documents; and (iv) it shall be increased by an amount equal to all Portfolio Expenses (as hereinafter defined) related to such Transaction actually incurred by Seller during the period commencing on the Cut-Off Date through the day immediately preceding such Closing Date. For purposes of this Section 3.5, "Portfolio Expenses" with respect to a Transaction shall mean the sum of: (i) all amounts paid by Seller in its capacity as lessor or lender under the related Transaction Documents to or for the account of the Transaction Party and not payable from maintenance reserves or payable by the Transaction Party under the terms of the Transaction Documents, plus (ii) the reasonable direct out of pocket costs and expenses incurred by Seller related to its management of the Transaction Assets, such as travel expenses and fees paid to third-party professionals (related to such matters as technical and legal), but not including any costs or expenses incurred by Seller with respect to its normal overhead or general or administrative matters or the sale of the Transaction Assets. The net amount of the adjustments set forth herein is hereinafter referred to as the "Transaction Adjustment".

         (b) On each Closing Date: (i) Seller shall complete, execute and deliver to Purchaser a Closing Certificate, and (ii) each of Purchaser and Seller shall complete, execute and deliver to the other a Closing Statement, in each case with respect to each Transaction Asset sold and purchased on such Closing Date.

         3.6      Payment of Balance of Transaction Purchase Price.

         (a) Subject to Section 3.7(b) below, the balance of the Transaction Purchase Price (net of the applicable Transaction Deposit and after giving effect to the applicable Transaction Adjustment) for the Transaction Assets related to a Transaction shall be paid on the applicable Closing Date, in the manner provided in Section 7.5 hereof, to the account designated in Exhibit F hereto (or such other account as Seller shall otherwise instruct Purchaser in writing). On the applicable Closing Date, Purchaser and Seller shall instruct Escrow Agent to pay the respective Transaction Deposit to Seller in accordance with the terms of the Escrow Agreement, and the amount of such Transaction Deposit so paid shall be credited to and applied against the balance of the Transaction Purchase Price (after giving effect to any Transaction Adjustment).


         (b) Notwithstanding anything to the contrary contained in Section 3.7(a) above, in the event that the Closing of the purchase and sale of a Transaction Asset is subject to the additional conditions precedent set forth in
Section 4(c) hereof, the balance of the Transaction Purchase Price (net of the applicable Transaction Deposit and after giving effect to the applicable Transaction Adjustment) for such Transaction Assets shall be paid on the applicable Escrow Closing Date, in the manner provided in Section 7.5 hereof, to the Escrow Account (as defined in the Escrow Agreement). Escrow Agent, on the Closing Date applicable to such Transaction Asset, shall pay Seller the balance of the Transaction Purchase Price (after giving effect to the applicable Transaction Adjustment) together with the Transaction Deposit, in accordance with the terms of the Escrow Agreement.

         3.7      Limited Rights to Terminate.

         (a) Conditions Not Satisfied. Notwithstanding anything to the contrary contained herein, in the event that any of the conditions precedent to the sale or purchase of a Transaction contained in Section 4 hereof or elsewhere in the Purchase and Sale Documents has not been satisfied or duly waived by Seller or Purchaser (as the case may be) and Seller has not so sold a Transaction and Purchaser has not purchased such Transaction and a Closing has not occurred with respect thereto prior to 5:00 p.m. (New York City time) on the Closing Deadline, the party for whose benefit such conditions were to be satisfied shall have the right to terminate this Agreement with respect to the remaining Transaction Assets, upon providing the non-performing party with ten
(10) days prior written notice, whereupon this Agreement shall terminate without further notice unless, prior to the expiration of such ten (10) day period, such unsatisfied conditions are fully satisfied. Upon such a termination becoming effective, Seller shall forthwith remit (or cause Escrow Agent to remit) to Purchaser the balance of the Total Deposit.

         (b) Force Majeure. Should Seller be unable to sell and deliver any of the Transaction Assets to Purchaser by the Closing Deadline as a result of:
(i) loss of or damage to any of the Equipment (not constituting an Event of Loss) for any reason other than the negligence or willful misconduct of Seller, or (ii) war, insurrections, strikes, labor troubles, riots, fires, floods, explosions, earthquakes, accidents, mechanical failures, inability after use of due diligence to obtain materials or parts for overhaul, or any act of God or of the public enemy (collectively, "Force Majeure"), the following procedure shall apply:

                           (A) Upon the occurrence of a Force Majeure, Seller
shall give written notice thereof to Purchaser, but in no event later than the Closing Deadline (each such notice, a "Force Majeure Notice");

                           (B) Upon Purchaser's receipt of a Force Majeure
Notice, each of Purchaser and Seller may, at its option, upon ten (10) days written notice to the other party (but in no event later than the Closing Deadline) terminate this Agreement as to the Transaction Asset affected by such Force Majeure, unless the circumstances which gave rise to the Force Majeure have been remedied and Seller delivers such Transaction Asset within such ten day period. Upon such termination becoming effective with respect to such affected Transaction Asset, Seller shall forthwith remit (or cause Escrow Agent to remit) to Purchaser, the Transaction Deposit related to such affected Transaction Asset; and

                           (C) If such termination option is not exercised by
either Purchaser or Seller as provided above, this Agreement shall continue in full force and effect, and Seller shall sell and Purchaser shall purchase the applicable Transaction Asset as promptly as possible after such Force Majeure has ceased or been remedied (assuming the satisfaction or due waiver of all conditions precedent thereto); provided, however, that Purchaser shall no obligation to purchase such Transaction Asset if the Force Majeure has not ceased or been remedied within thirty (30) days after Purchaser's receipt of a Force Majeure Notice (unless such thirty day period is extended by the written agreement of Purchaser and Seller).

         (c) Event of Loss. Notwithstanding anything to the contrary contained herein, in the event that an Event of Loss occurs with respect to an item of Equipment (each, a "Lost Item of Equipment") prior to the Closing Date for the Equipment (and a Transaction Asset relating to such Equipment), Seller may at its option, upon written notice to Purchaser, terminate Purchaser's obligation to purchase such Lost Item of Equipment (and the Transaction Asset relating thereto). In such event: (i) Purchaser's right to purchase such Lost Item of Equipment (and the Transaction Asset relating thereto) and receive Asset Payments with respect thereto shall terminate, and (ii) Seller shall pay to Purchaser all out of pocket costs and expenses incurred by Purchaser with respect to the Transaction related to such Lost Item of Equipment prior to the date of termination thereof plus the Transaction Deposit related to such Transaction.

         (d) Breach by Purchaser. Subject to the provisions of Sections 3.7(b) and 3.7(c) hereof, if, on or prior to the Closing Deadline: (i) all conditions precedent to the Closing of the purchase of a Transaction Asset set forth in Sections 4.1(a) and 4.1(c), respectively, have been satisfied, and (ii) all conditions precedent to the sale of such Transaction Asset set forth in
Section 4.1(b) which are outside of the control of Purchaser have been satisfied, and notwithstanding this, Purchaser breaches its obligation to Close with respect to such Transaction Asset, then, in such circumstances, Seller shall be entitled to the payment of the Transaction Deposit associated with such Transaction Asset (as liquidated damages and not as a penalty), and Purchaser shall so instruct the Escrow Agent.

         3.8 Obligations Assumed and Retained. To the extent and as more specifically set forth in the Assignment Agreements, Purchaser does not assume nor shall it be obligated to perform any obligation or liability of Seller with respect to a particular Transaction which accrued or arose prior to the Closing Date of that Transaction, all of which shall remain with Seller, and Seller shall not be obligated to perform any obligation or liability of Purchaser with respect to a particular Transaction which accrues or arises after the Closing Date of that Transaction.

         3.9 Diligence Regarding Conditions. Each party will diligently attempt to satisfy its conditions to Closing contained in Section 4 below.

Section 4.    Conditions to Purchase and Sale of a Transaction.

         4.1 Conditions Precedent. Purchaser's obligation to purchase a Transaction and the related Transaction Assets and Seller's obligation to sell such a Transaction and related Transaction Assets, shall be subject to the satisfaction of the following conditions precedent:

         (a) Condition Precedent to Purchase. The obligation of Purchaser to purchase a Transaction and the related Transaction Assets and remit the Transaction Purchase Price therefor on the applicable Closing Date, is subject to the satisfaction by Seller or waiver by Purchaser, on or before each such Closing Date, of each of the following conditions precedent:

                  (i) Purchaser shall have inspected all of the Equipment and Equipment Documents related to all Transactions and to the extent Purchaser determines that such Equipment and Equipment Documents are acceptable for purchase under this Agreement, Purchaser shall have executed and delivered a Technical Acceptance Certificate with respect to each Transaction Asset (for the avoidance of doubt, the parties acknowledge that the condition that Purchaser inspect, approve the Equipment, and execute Technical Acceptance Certificates with respect to the Aerorepublica Assets need not occur prior to the Closing Deadline applicable to the other Transaction Assets);

                  (ii) Each of Seller, Purchaser and Escrow Agent shall have executed and delivered the Escrow Agreement;

                  (iii) Seller shall have executed and delivered to Purchaser for each of the Transaction Assets, the applicable Assignment Agreement, Bill of Sale, Aviation Bill of Sale and indorsements and all other documents of assignment and transfer of Seller's right, title and interest in the Transaction Documents and Transaction Assets as shall be required under Applicable Law or otherwise requested by Purchaser in order to sell, convey and otherwise transfer valid title thereto (collectively, the "Title Transfer Documents"), all duly and properly completed and executed by Seller, all in recordable form if the same can be recorded under Applicable Law; provided, however, Purchaser acknowledges that it shall be a condition to the delivery to Purchaser of such Title Transfer Documents that Seller shall have received payment of the Applicable Transaction Purchase Price;

                  (iv) With respect to each Transaction involving Equipment registered with the United States Federal Aviation Administration: (A) Seller shall have taken all required action to appoint the International Registry Counsel as Seller's representative for all required filings or registrations with the International Registry relating to such Equipment; and (B) Seller shall have irrevocably authorized and instructed the International Registry Counsel, upon satisfaction or waiver of all of the conditions set forth in Section 4(b) hereof, to electronically file with the International Registry Seller's consent to Purchaser's registration on the International Registry of the "contract of sale" relating to the subject Equipment;

                  (v) Purchaser shall have made all required arrangements for the due filing or recordation of the applicable Title Transfer Documents relating to such Transaction Assets with the applicable Governmental Authority and the International Registry (as the case may be) so that such filing or recording may take place immediately upon satisfaction of all of the conditions under Section 4 hereof being fully satisfied or waived;

                  (vi) Seller shall have prepared, executed and delivered to Purchaser the Closing Certificate with respect to the subject Transaction (the terms of which shall be true, correct and complete);

                  (vii) Purchaser shall have received an executed Acknowledgment executed by each of the Transaction Parties under such Transaction and Transaction Documents;

                  (viii) With respect to all security deposits and maintenance reserves in the form of cash being held by Seller in accordance with the terms of the applicable Transaction Documents, Seller and Purchaser (each acting reasonably and in good faith) shall have agreed upon the proper amount to be credited against the Transaction Purchase Price as part of the Transaction Adjustment;

                  (ix) The Equipment which is the subject of a Closing shall not have suffered an Event of Loss;

                  (x) The representations and warranties of Seller contained in Section 2.1 hereof and in the applicable Assignment Agreement shall be true and accurate in all material respects on and as of the date made or the date deemed to be remade (as the case may be), except to the extent that such representations and warranties relate solely to an earlier date (in which event, such representation and warranty shall have been true and accurate on and as of such earlier date);

                  (xi) Seller shall not be in default under or breach of any provision of this Agreement or any other Purchase and Sale Document;

                  (xii) Since the date of this Agreement, no change shall have occurred in Applicable Law or interpretations thereof by any Governmental Authority, any of which, in the reasonable opinion of Purchaser, would make it illegal or more burdensome for Purchaser to fully perform its obligations under this Agreement, the Assignment Agreement or any Transaction Document;

                  (xiii) All approvals and consents of, or notices to, any Governmental Authority (including, without limitation, all Third Party Approvals), any trustee or holder of any indebtedness or obligation of Seller or any other Person, which are required in connection with the transactions contemplated by this Agreement or the Assignment Agreement, shall have been duly obtained, given or accomplished and be in full force and effect;

                  (xiv) No action, proceeding or investigation shall have been instituted, commenced or proposed that would restrain, prohibit or otherwise challenge or question the sale of the Transaction Assets to Purchaser or the performance of the obligations of the parties hereto or the transactions contemplated in this Agreement, nor shall any Governmental Authority have notified either party that the consummation of the transactions contemplated hereby would constitute a violation of Applicable Law or any writ, order, judgment or decree;

                  (xv) Seller shall have delivered to Purchaser originals of the Transaction Documents (to the extent that such originals exist and are in the possession of Seller and, to the extent originals do not exist, true and correct copies thereof), and such other memorialized evidence of title to any Equipment located in any jurisdiction wherein the possession of such certificate or other documentary evidence is required to perfect a security interest in such Equipment, all as Purchaser may reasonably deem necessary to enable it to enforce its rights thereunder or protect its position as owner or holder thereof;

                  (xvi) Purchaser shall have received an original secretary's certificate executed by Seller's secretary or assistant secretary, certifying:
(A) that the necessary corporate authorizations have been obtained by Seller to the execution, delivery and performance of this Agreement and the other Purchase and Sale Documents and attaching a copy thereof, (B) that a true and correct copy of Seller's constituent documents are attached, and (C) the incumbency and authority of, and specimen signatures of, the Person(s) who will sign this Agreement and the other Purchase and Sale Documents on behalf of Seller, all in a form and substance reasonably satisfactory to Purchaser. Purchaser may rely on such evidence of authority and specimen signatures until notified otherwise in writing by Seller;

                  (xvii) Seller shall have furnished Purchaser with a favorable opinion of Seller's U.S. counsel with respect to the matters set forth in Section 2.1(a) hereof;

                  (xviii) Purchaser shall have received certificates of insurance from the Transaction Parties or their insurance carriers or brokers in form and substance reasonably satisfactory to Purchaser, naming Purchaser as loss payee and additional insured, and in any event as required by the Transaction Documents;

                  (xix) To the extent that title to Equipment shall pass from Seller to Purchaser as part of a Closing, Purchaser shall have determined (acting reasonably and in good faith) that, in light of Applicable Law relating to Taxes, the subject Equipment is in a Delivery Location with respect to which no Tax shall be due in connection with the sale, assignment, conveyance and transfer of such Transaction Asset to Purchaser;

                  (xx) With respect to the Transaction Asset with Aero Micronesia, Inc. (d/b/a Asia Pacific Airlines) ("Asia Pacific"), Asia Pacific shall have withdrawn its request for a refund, reimbursement, rebate or credit for rent it paid to FINOVA during maintenance associated with performing the airworthiness directives as referenced in its letter to FINOVA dated November 30, 2006; and

                  (xxi) Seller shall have prepared, executed and delivered the Closing Statement to Purchaser.

         (b) Condition Precedent to Sale. The obligation of Seller to sell a Transaction and the related Transaction Assets and to execute and deliver the applicable documents of assignment and transfer therefor on the applicable

Closing Date is subject to the satisfaction by Purchaser or waiver by Seller, on or before each such Closing Date, of each of the following conditions precedent:

                  (i) Purchaser shall have inspected all of the Equipment and Equipment Documents related to all Transactions and to the extent Purchaser determines that such Equipment and Equipment Documents are acceptable for purchase under this Agreement, Purchaser shall have executed and delivered a Technical Acceptance Certificate with respect to each Transaction Asset (for the avoidance of doubt, the parties acknowledge that the condition that Purchaser inspect, approve the Equipment, and execute Technical Acceptance Certificates with respect to the Aerorepublica Assets need not occur prior to the Closing Deadline applicable to the other Transaction Assets);

                  (ii) Purchaser shall have executed the applicable Assignment Agreement (and if applicable, the Aviation Bill of Sale) and all other Purchase and Sale Documents to be executed by Purchaser and Seller shall have received an Acknowledgment executed by each of the Transaction Parties under such Transaction and Transaction Documents;

                  (iii) (x) With respect to all security deposits and maintenance reserves in the form of cash being held by Seller in accordance with the terms of the applicable Transaction Documents, Purchaser and Seller (each acting reasonably and in good faith) shall have agreed upon the proper amount to be credited against the Transaction Purchase Price as part of the Transaction Adjustment, and (y) Purchaser shall have paid Seller in full the balance of the Transaction Purchase Price for such Transaction Assets;

                  (iv) Each of Seller, Purchaser and Escrow Agent shall have executed and delivered the Escrow Agreement;

                  (v) Purchaser shall have executed and delivered to Seller for each of the Transaction Assets the applicable Assignment Agreement, duly and properly completed and executed by Purchaser;

                  (vi) With respect to each Transaction involving Equipment registered with the United States Federal Aviation Administration, Purchaser shall have taken all required action to appoint the International Registry Counsel as Purchaser's representative for all required filings or registrations with the International Registry relating to such Equipment;

                  (vii) The representations and warranties of Purchaser contained in Section 2.2 hereof shall be true and accurate in all material respects on and as of the applicable Closing Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which event, such representation and warranty shall have been true and accurate on and as of such earlier date);

                  (viii) Purchaser shall not be in default under or breach of any provision of this Agreement or any other Purchase and Sale Document;

                  (ix) Since the date of this Agreement, no change shall have occurred in applicable law or interpretations thereof by any Governmental Authority, any of which, in the reasonable opinion of Seller, would make it illegal or more burdensome for Seller to fully perform its obligations under this Agreement, the Assignment Agreement or any Transaction Document;

                  (x) All approvals and consents of, or notices to, any Governmental Authority, any trustee or holder of any indebtedness or obligation of Purchaser or any other Person, which are required in connection with the transactions contemplated by this Agreement or the Assignment Agreement, shall have been duly obtained, given or accomplished and be in full force and effect;

                  (xi) No action, proceeding or investigation shall have been instituted, commenced or proposed that would restrain, prohibit or otherwise challenge or question the sale of the Transaction Assets to Purchaser or the performance of the obligations of the parties hereto or the transactions contemplated in this Agreement, nor shall any Governmental Authority have notified either party that the consummation of the transactions contemplated hereby would constitute a violation of Applicable Law or any writ, order, judgment or decree;

                  (xii) Seller shall have received an original secretary's or managing member's certificate executed by Purchaser's secretary, assistant secretary or managing member, certifying: (A) that the necessary limited liability company authorizations have been obtained by Purchaser to the execution, delivery and performance of this Agreement and the other Purchase and Sale Documents and attaching a copy thereof, (B) that a true and correct copy of Purchaser's constituent documents are attached, and (C) the incumbency and authority of, and specimen signatures of, the Person(s) who will sign this Agreement and the other Purchase and Sale Documents on behalf of Purchaser, all in a form and substance reasonably satisfactory to Seller. Seller may rely on such evidence of authority and specimen signatures until notified otherwise in writing by Purchaser;

                  (xiii) Purchaser shall have furnished Seller with a favorable opinion of Purchaser's U.S. counsel with respect to the matters set forth in Section 2.2(a) hereof;

                  (xiv) To the extent that title to Equipment is being transferred as part of the Transaction Assets, and if applicable under the Applicable Law, Purchaser shall have provided Seller with a sales tax exemption certificate (or similar certificate), provided, however, that Purchaser need not provide such a certificate if as a condition to obtaining the same, it is required to obtain a reseller's license or registration number;

                  (xv) Seller shall have approved the Delivery Location (acting reasonably and in good faith); and

                  (xvi) Purchaser shall have prepared, executed and delivered the Closing Statement to Seller.

         (c) Additional Provisions relating to Purchase and Sale of Certain Transaction Assets.

                  (i) With respect to those Transactions where security deposits or maintenance reserves are in the form of letters of credit or certificates of deposit in accordance with the terms of the applicable Transaction Documents (as listed in Schedules B-1 through B-5, B-9, B-10, B-15, and B-16), the obligations of Purchaser to purchase such Transaction and related Transaction Assets and for Seller to sell such Transaction and related Transaction Assets shall be subject to the satisfaction or waiver (by both parties), on or before the Closing Deadline, of each of the following additional conditions precedent:

                           (A)      All of the conditions set forth in Sections
4(a) and (b) shall been satisfied other than those set forth Sections 4(a)(iii) and 4(b)(iii)(y);

                           (B)      All of the Title Transfer Documents shall
have been deposited into escrow with Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement;

                           (C)      The balance of the Transaction Purchase
Price for such Transaction Assets (net of the applicable Transaction Deposit and after giving effect to the applicable Transaction Adjustment) shall have been deposited by Purchaser with Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement (the date upon which all of the conditions described in clauses (i), (ii) and (iii) above have been satisfied shall hereinafter be referred to as the "Escrow Closing Date"); and

                           (D)      Seller shall have deposited with Escrow
Agent new or amended letters of credit and certificates of deposit (in form and substance substantially identical to the currently existing letters of credit and certificates of deposit, except that the letters of credit relating the Aerorepublica Assets shall also be amended to comply with the requirements of its Transaction Documents (i.e., such letter of credit to be drawable upon any event of default thereunder), but naming Purchaser as the beneficiary thereof) to be held in escrow pursuant to the terms of the Escrow Agreement.

                  (ii)     Upon the satisfaction of the conditions set forth in
Section 4(c)(i), Seller and Purchaser shall instruct Escrow Agent to deliver to Purchaser the Title Transfer Documents and pay to Seller the Transaction Purchase Price (after giving effect to the applicable Transaction Adjustment) together with the related Transaction Deposit, in accordance with the terms of the Escrow Agreement and as otherwise provided in Sections (4)(a)(iii) and 4(b)(iii)(y) hereof. The Closing Date of the sale and purchase of such Transaction Assets shall be deemed for all purposes to have occurred as of the Escrow Closing Date thereof.

                  (iii) Notwithstanding anything to the contrary contained above in this Section 4(c), in the event that Seller has not fully satisfied the condition set forth in Section 4(c)(i)(D) above within ten (10) Business Days after the Escrow Closing Date, Seller and Purchaser shall instruct Escrow Agent to deliver to Seller the Title Transfer Documents and to remit to Purchaser the Transaction Purchase Price together with the related Transaction Deposit. In such event, the purchase and sale of such Transaction Asset shall be deemed to have not occurred and be void ab initio.

                  (iv) All payments received by Seller during the ten (10) day period referred to in subsection (iii) above shall be paid to Purchaser in the event that the purchase and sale closes as provided in subsection (ii) above (such payment to be made to Purchaser not later than five (5) days after the Closing thereof, via wire transfer of immediately available funds, to an account designated by Purchaser) or retained by Seller if the transaction does not close as provided subsection (iii) above.

                  (v) The foregoing provisions of this Section 4(c) shall be subject to such additional terms and provisions as are contained in the Escrow Agreement.

Section 5.    Certain Additional Agreements.

         5.1 No Further Actions by Seller. Seller shall not, until the earlier of the Closing Date with respect to a Transaction or the termination of this Agreement with respect to such Transaction: (i) amend, modify or supplement any Transaction Document, (ii) waive any term or provision contained in any Transaction Document, (iii) compromise, extend or otherwise change or alter any payment terms under a Transaction Document, (iv) accept any Payment prior to its scheduled due date, (v) release any Equipment or collateral from the coverage of a Transaction Document, (vi) accept any return of the Equipment, (vii) take any action to enforce any remedy under a Transaction Document, or (viii) sell, transfer, convey, assign, hypothecate, grant a Lien or otherwise encumber any interest in the Transaction Documents, in each case without the prior written consent of Purchaser.

         5.2 Compliance with Transaction Document Obligations. Until the earlier of the Closing Date with respect to a Transaction or the date that a Transaction is no longer subject to the terms of this Agreement, Seller shall comply with all of its obligations under the Transaction Documents.

         5.3      Further Assurances to Purchaser.

         (a) Seller shall, from time to time upon the request of Purchaser do and perform any and all acts and things and execute any and all documents and agreements reasonably requested by Purchaser in order to better effect the transfer, assignment and conveyance of title to the Transaction Assets to Purchaser and the Liens previously held by Seller; such assurances may include, without limitation, the execution and delivery of amendments and supplements to Transaction Documents, documents of assignment and transfer (in recordable form), UCC-3 financing statements, amendments and continuations to financing statements. Notwithstanding the foregoing, Purchaser acknowledges that Seller is in the process of liquidating its assets and eventually will be dissolved.

         (b) Seller will cooperate with Purchaser in order that any direct debit payment arrangements with any Transaction Party may be transferred for the benefit of Purchaser and Seller agrees to provide any necessary information to facilitate the same.

         5.4 Administration and Collections. After the Closing Date, Purchaser shall be entitled to administrate, service and collect the Transactions and all obligations under the Transaction Documents, and may take any action with respect to the Transactions and Transaction Documents which Seller might otherwise take save for the purchase and sale, and Seller hereby authorizes Purchaser to collect any and all rentals, installments and/or other sums on the Transactions and Transaction Documents and to take any other action with respect to the Transaction and Transaction Documents which Seller might otherwise take. Purchaser may, without notice to Seller and without affecting Seller's liabilities (including any recourse and indemnification obligations hereunder), enter into any settlement, extension, forbearance, modification, supplement or other variation in terms in connection with any Transaction or Transaction Document, or discharge or release the obligations of any Transaction Party or any other Person, by operation of law or otherwise.

         5.5 Turnover of Instruments. After the Closing Date with respect to a Transaction Asset, Seller will, on a daily basis, cause to be transmitted and delivered directly to Purchaser, for its own account, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by Purchaser) which may be received as payment on account or otherwise in respect of such Transaction. Seller hereby grants Purchaser an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or owned by Seller or transmitted to or received by Purchaser (whether or not from Seller or any Transaction Party) in connection with any Transaction or Transaction Document.

         5.6 Limited Power of Attorney. Seller irrevocably constitutes and appoints Purchaser and any present or future officers or agents of Purchaser, or the successors or assigns of Purchaser, as its lawful attorney in-fact with full power of substitution and resubstitution, and in the name of Seller or otherwise, to collect the Payments and to sue in any court for such Payments or otherwise with respect to the Transaction Documents, to withdraw or settle any claims, suits or proceedings pertaining to or arising out of the Transaction Documents upon any terms as Purchaser in its discretion may deem to be in its best interest, to enforce all security interests granted and/or retained or other rights and powers pursuant to the Transaction Documents, and to make all insurance claims and to take any all actions with respect to the Equipment upon casualty or damage thereto with respect to insurance carriers or otherwise, all without notice to or consent of Seller, and further, to take possession of and to endorse in the name of Seller any instrument for payment of money received on account of the Payments and/or the Equipment. Notwithstanding the foregoing, however, Purchaser shall not be authorized to file suit in the same of Seller pursuant to this Section 5.6 without obtaining Seller's prior written consent.

         5.7 Notices From Seller. From time to time between the date of execution of this Agreement and the Closing Date of the purchase and sale of a Transaction Asset and on such Closing Date, Seller shall keep Purchaser apprised and provide Purchaser with written notice of all material events of which Seller has notice or knowledge regarding the Transaction Asset, including, without limitation, all Payments received, defaults, events of casualty or loss, any matter relating to insurance, any matter relating to maintenance or condition of a Transaction Asset, any change or requested change in maintenance reserves (including any matter relating to cash, letters of credit or other security therefor), changes in security deposits or other collateral, or any other event, occurrence or non action which would cause any representation or warranty contained herein to be untrue if the same were deemed to be remade on each day during such period and such Closing Date. Any notice provided by Seller pursuant to this Section 5.7 with respect to a Transaction Asset may not serve as a basis for Purchaser terminating this Agreement (or otherwise avoiding its obligation to perform hereunder) as to such Transaction Asset, other than notices regarding an Event of Loss concerning a Transaction Asset or breach by Seller of any of its representations, warranties or covenants contained in this Agreement.

Section 6.    Indemnifications.

         6.1      General Indemnification.

         (a) Seller Indemnification. Seller shall indemnify and save harmless Purchaser, its successors and assigns, from and against any and all suits, claims, counterclaims, actions, damages, penalties, losses or expenses (including reasonable attorney's fees and court costs) or liabilities of any kind Purchaser shall suffer as a result of: (i) any breach by Seller of any warranty, representation, covenant, or agreement contained herein or in any Transaction Document; (ii) any loss, damage, expense, liability, demand and cause of action and any expense incidental to the defense thereof by Purchaser attributable to the use, possession and operation of any Equipment prior to the applicable Closing Date thereof; and (iii) any Taxes (including, without limitation, any sales tax, use tax, excise tax, personal property tax, assessments, and ad valorem tax) and any governmental charges, fees, fines or penalties whatsoever, payable with respect to any Transaction or Transaction Document or any Equipment in or for any periods prior to the applicable Closing Date thereof.

         (b) Purchaser Indemnification. Purchaser shall indemnify and save harmless Seller, its successors and assigns, from and against any and all suits, claims, counterclaims, actions, damages, penalties, losses or expenses

(including reasonable attorney's fees and court costs) or liabilities of any kind Seller shall suffer as a result of: (i) any breach by Purchaser of any warranty, representation, covenant, or agreement contained herein or in any Transaction Document; (ii) any loss, damage, expense, liability, demand and cause of action and any expense incidental to the defense thereof by Seller attributable to the use, possession or operation of any Equipment subsequent to the applicable Closing Date thereof; and (iii) any Taxes (including, without limitation, any sales tax, use tax, excise tax, personal property tax, assessments, and ad valorem tax) and any governmental charges, fees, fines or penalties whatsoever, payable with respect to any Transaction or Transaction Document or any Equipment in and for any periods subsequent to the applicable Closing Date thereof.

         6.2      Survival. The obligations of Purchaser and Seller under this
Section 6 shall survive the Closings of the execution of this Agreement, consummation of the purchases and sales contemplated hereunder, and any payment of any amount due hereunder.

Section 7.    Miscellaneous.

         7.1 Fees and Expenses. (a) If requested by a Transaction Party, Seller and Purchaser shall share equally the costs and expenses incurred by and payable to such Transaction Party in connection with the transactions contemplated by this Agreement; (b) each of Purchaser and Seller shall each bear and be responsible for its own costs and expenses (including, without limitation, legal fees and expenses) in connection with this Agreement and the transactions contemplated hereby; (c) Seller and Purchaser shall share equally the fees, costs, and expenses of Escrow Agent, International Registry Counsel and U.S. aviation counsel; and (d) Purchaser shall bear and be responsible for the costs and expenses in connection with the filing, recording and registering of documents of title, transfer and Lien at and with the applicable aviation Governmental Authorities.

         7.2 Taxes. Purchaser and Seller shall reasonably endeavor to complete the transactions contemplated by this Agreement in a manner to avoid or minimize any transaction Taxes (including, without limitation, sales, use, transfer, VAT, stamp, use, registration, withholding, franchise and similar Taxes). However, if any such Taxes are due, Purchaser shall be responsible for, and shall indemnify and hold Seller harmless against, and shall pay, any and all such Taxes imposed upon Purchaser or Seller by any taxing jurisdiction or authority arising out of the sale, assignment and transfer of the Transaction Assets hereunder; provided, however, that the foregoing obligation to pay and indemnify shall not extend to, and Purchaser shall have no obligation to pay any such Taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, receipts, capital, franchise, net worth or conduct of business or other similarly-based Taxes of Seller.

         7.3 Further Assurances. Seller and Purchaser will promptly, at any time and from time to time, execute and deliver to each other such further instruments and documents and take such further action as may be required by law and as they may each reasonably request, to establish, maintain and protect their respective rights and remedies hereunder and to carry out the intent of the parties under this Agreement and the other Purchase and Sale Documents.

         7.4 Successors and Assigns. Seller may not assign any of its rights or delegate all or any of its duties hereunder at any time except: (a) as may be required pursuant to an assignment by Seller for the benefit of its creditors or (b) as Purchaser may consent to in writing, which such consent shall not be unreasonably withheld or delayed. Except as otherwise provided in this Agreement (including Section 7.15 hereof), Purchaser may not assign any of its rights or delegate any of its duties under this Agreement with respect to any Transaction Assets prior to the Closing thereof without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed. After the Closing thereof, Purchaser may assign all or any portion of its rights or delegate all or any of its duties hereunder with respect to any Transaction Asset so purchased by it; provided, however, such assignment and delegation shall not relieve Purchaser of any of its duties under this Agreement with respect to such Transaction Asset.

         7.5 Payments In Immediately Available Funds. Each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available federal funds via wire transfer without any right of set-off or deduction whatsoever (and shall be made net of any applicable wire transfer fees).

         7.6 Waivers. No failure or delay on the part of Seller or Purchaser in exercising any power, right or remedy under this Agreement or the other Purchase and Sale Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         7.7 Notices. All notices required or permitted hereunder shall be in writing and may be either faxed or sent by internationally recognized overnight courier service, addressed as follows:

         If to Seller:

         FINOVA Capital Corporation
         4800 North Scottsdale Road
         Scottsdale, Arizona 85251
         Attention:        Senior Vice President-Operations Management/
         Transportation Finance and General Counsel
         Facsimile:        480-636-6728

         With a copy to:

         Simbro & Stanley, PLC
         8767 E. Via de Commercio, Suite 103
         Scottsdale, Arizona  85258
         Attention:  Robert P. Simbro, Esq.
         Fax No: (480) 607-0400

         If to Purchaser:

         FAP, LLC

         c/o Marathon Structured Finance Fund, L.P.
         461 Fifth Avenue, 10th Floor
         New York, New York  10017
         Attention: Craig Thaler, Esq.
         Fax No.:  (212) 381-4497

         With copies to:

         Compass Capital Corporation
         750 Battery Street
         Suite 430
         San Francisco CA 94111
         Attention:  George Day, Esq.
         Fax No. (415) 392-9142

         and

         Troutman Sanders LLP
         405 Lexington Avenue
         New York, New York 10174
         Attention:  Michael A. Karpen, Esq.
         Fax No: (212) 704-5949

or to such other address as either party advises the other from time to time through a notice given in accordance with the provisions of this Section 7.7. Any such notice shall be effective and shall be deemed to have been given, in the case of a facsimile, upon confirmation of receipt of such facsimile by the addressee (provided that if the date of dispatch is not a Business Day, it shall be deemed to have been received at the opening of business in the country of the addressee on the next Business Day), and in the case of a notice sent by courier service, when delivered personally (provided that if delivery is tendered but refused, such notice shall be deemed effective upon such tender).

         7.8 Merger and Integration; Amendments, Etc. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties relating to the subject matter hereof, and all other and/or prior understandings, written or oral, are hereby superseded (except with respect to any confidentiality agreements executed between the parties, which shall remain in full force and effect pursuant to the terms thereof). This Agreement and the other Purchase and Sale Documents may not be modified, amended, waived, terminated or supplemented except in accordance with its express terms and in writing executed by Seller and Purchaser.

         7.9 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References to any Section are to such Section of this Agreement.

         7.10 Governing Law; Venue. THIS AGREEMENT AND THE OTHER PURCHASE AND SALE DOCUMENTS SHALL BE DEEMED TO HAVE BEEN NEGOTIATED AND MADE IN, AND SHALL BE GOVERNED AND INTERPRETED UNDER THE LAWS OF, THE STATE OF NEW YORK. Each of the parties hereto agrees that any legal action or proceeding against it or any of its assets with respect to this Agreement and the other Purchase and Sale Documents and/or any other agreement related hereto may be brought in any court of the State of New York or any Federal court of the United States of America located in the Borough of Manhattan, New York, New York, as the other party may elect, and by execution and delivery of this Agreement, each party hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Seller and Purchaser further agrees that final (no longer appealable) judgment against it in any action or proceeding in connection with this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of its indebtedness. Each of Seller and Purchaser hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in such court in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the Borough of Manhattan, New York, New York has been brought in an inconvenient forum. To the extent that Seller or Purchaser may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Agreement (including any interlocutory proceedings or the execution of any judgment or award arising therefrom) be entitled to claim or otherwise be accorded for itself or its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to Seller or Purchaser, or its property, assets or revenues such immunity (whether or not claimed), Seller and Purchaser each hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the law of such jurisdiction.

         7.11 Counterparts. This Agreement may be signed in one or more counterparts (and by different parties on separate counterparts), each of which shall be an original and all of which shall be taken together as one and the same agreement. Signatures hereto transmitted by either party by facsimile or by e-mail (using .pdf format) shall have the same legal effect as an original signature, but each of the parties agree to provide to the other its original signature as soon as practicable after sending its signature by facsimile or by e-mail (using .pdf format).

         7.12 Severability. If any provision hereby is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of: (a) such provision in any other jurisdiction or
(b) any other provision herein in such or any other jurisdiction.

         7.13 Survival of Obligations, Warranties and Representations. Each party hereto covenants that its respective obligations, duties, representations and warranties set forth in this Agreement, the other Purchase and Sale Documents and in any document delivered or to be delivered in connection herewith or therewith, shall survive the execution of this Agreement and the closing of the transactions contemplated hereunder.

         7.14 Jury Trial Waivers. SELLER AND PURCHASER EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, ANY OF THE RELATED DOCUMENTS, INCLUDING THE PURCHASE AND SALE DOCUMENTS, ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN SELLER AND PURCHASER. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law statutory claims). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY RELATED DOCUMENTS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         7.15 Assignment to Owner Trustee. Notwithstanding anything to the contrary contained herein, prior to the applicable Closing, Purchaser may instruct Seller to transfer title to any Transaction Asset to the Owner Trustee as nominee for Purchaser. In such event, the terms of each such Title Transfer Document will be revised accordingly. Notwithstanding transfer of title of any Transaction Asset to the Owner Trustee: (a) the Owner Trustee shall have no liability or duty under this Agreement with respect to such Transaction Asset and (b) such transfer of title to the Owner Trustee shall not relieve Purchaser of any of its duties under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed by their respective duly authorized officers as of the day and year first set forth above.


                                    FINOVA CAPITAL CORPORATION


                                    By:  /s/  James Wifler
                                         --------------------------
                                    Name:   James Wifler
                                         --------------------------
                                    Title:  Senior Vice President
                                         --------------------------



                                    AIRCRAFT 48008/48009 L.L.C.


                                    By:  /s/  James Wifler
                                         --------------------------
                                    Name:   James Wifler
                                         --------------------------
                                    Title:  Senior Vice President
                                         --------------------------



                                    FAP, LLC
                                    BY:  MARATHON STRUCTURED FINANCE FUND, L.P.,
                                         ITS MANAGER


                                    By:  /s/  David Arzi
                                         --------------------------
                                    Name:  David Arzi
                                         --------------------------
                                    Title: Managing Director
                                         --------------------------






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